EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement for the New Horizons Worldwide, Inc. Amendment No. 1 to Omnibus Equity Plan on Form S-8 of New Horizons Worldwide, Inc. of our report dated March 18, 2008, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of New Horizons Worldwide, Inc. for the year ended December 31, 2007.

/s/ SQUAR, MILNER, PETERSON, MIRANDA, & WILLIAMSON, LLP

Newport Beach, California

April 23, 2008